SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
NONE	SPYR	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2020, the Registrant closed a Stock Purchase Agreement with Mr. Mehdi Safavi. Aside from the Stock Purchase Agreement, no material relationship exists between Mr. Safavi and the Registrant or its affiliates. By virtue of the Stock Purchase Agreement, in two separate closings, the Registrant agreed to sell Mr. Safavi, in each closing, an 8% $500,000 Convertible Promissory Note and Warrant to purchase one million common shares. Each Convertible Promissory Note bears 8% interest and is due September 30, 2025. Amounts due under the Convertible Promissory Note are convertible into the Registrant’s common stock at the lower price of $0.25 per share or 70% of the average of the three lowest Variable Weighted Average Price (“VWAP”) for the Registrant’s common stock for the twenty trading days prior to an election to convert. The Warrant for 1,000,000 common shares is exercisable until September 30, 2025, either at an exercise price of $0.25 per share or in a cashless exercise, subject to the Registrant filing a registration statement including the shares of common stock that may be issued upon exercise of the Warrant. The second closing is contingent upon the Registrant filing a registration statement including the shares underlying the Convertible Promissory Notes and Warrant shares.

The Registrant also entered into an Equity Line of Credit pursuant to an Equity Purchase Agreement with Brown Stone Capital, LP, dated September 30, 2020. Aside from the Equity Purchase Agreement with Brown Stone, no material relationship exists between Brown Stone and its affiliates, and the Registrant or its affiliates. Pursuant to an Equity Purchase Agreement, Brown Stone agreed to invest up to $14,000,000 to purchase the Registrant’s Common Stock, par value $0.0001 per share. The purchase price of the common shares is the lesser of the Fixed price or Market price. The Fixed price is $0.50 per share in years 1 and 2, after the effectiveness of a registration statement, and $1.00 per share in years 3, 4 and 5 after the effectiveness of this registration statement. The Market price is 70% of the three lowest Variable Weighted Average Price (“VWAP”) for the Company’s common stock during the 10 trading day period immediately prior to the conversion date. Coincidentally, the Registrant and Brown Stone entered into a Registration Rights Agreement, whereby the Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for Brown Stone’s investment pursuant to the Equity Purchase Agreement. The Equity Purchase Agreement terminates five years after the Effective Date, or conditioned upon the following events: (i) when Brown Stone has purchased the maximum purchase amount; or (ii) in the event a voluntary or involuntary bankruptcy petition is filed concerning the Registrant; or, (iii) if a Custodian is appointed for the Registrant or if the Registrant makes a general assignment for all or substantially all of its property for the benefit of its creditors.

The foregoing description of the Stock Purchase Agreement, Convertible Promissory Notes, Warrants, Equity Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the transactional documents to be filed as exhibits in the Registrant’s Form 10-Q for the quarter ended September 30, 2020.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2020, the Stock Purchase Agreement, Convertible Promissory Note and Warrant were executed. The first closing occurred on October 5, 2020. The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

The Company will file exhibits regarding this Form 8-K in its next Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date October 9, 2020

By:/s/ James R. Thompson

Chief Executive Officer & President

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